EXHIBIT 11



                              AMGEN INC.
                  COMPUTATION OF PER SHARE EARNINGS
                         PRIMARY COMPUTATION
                 (In millions, except per share data)
                             (Unaudited)

                           Three Months Ended     Nine Months Ended
                             September 30,         September 30,
                            1995       1994       1995       1994
                          --------   --------   --------   --------

Net income .............    $145.8     $114.0     $392.1     $314.9
                          ========   ========   ========   ========

Applicable common and
 common stock equivalent
 shares:
Weighted average shares
 of common stock
 outstanding during the
 period ................     265.1      265.8      264.8      266.6

Incremental number of
 shares outstanding
 during the period
 resulting from the
 assumed exercises of
 stock options and
 warrants ..............      16.7       12.7       15.4       13.4
                          --------   --------   --------   --------
Weighted average shares
 of common stock and
 common stock
 equivalents outstanding
 during the period .....     281.8      278.5      280.2      280.0
                          ========   ========   ========   ========

Earnings per common
 share primary .........  $    .52   $    .41   $   1.40   $   1.12
                          ========   ========   ========   ========
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                                                             EXHIBIT 11



                                     AMGEN INC.
                          COMPUTATION OF PER SHARE EARNINGS
                              FULLY DILUTED COMPUTATION
                        (In millions, except per share data)
                                     (Unaudited)

                           Three Months Ended     Nine Months Ended
                             September 30,         September 30,
                            1995       1994       1995       1994
                          --------   --------   --------   --------

Net income .............    $145.8     $114.0     $392.1     $314.9
                          ========   ========   ========   ========

Applicable common and
 common stock equivalent
 shares:
Weighted average shares
 of common stock
 outstanding during the
 period ................     265.1      265.8      264.8      266.6

Incremental number of
 shares outstanding
 during the period
 resulting from the
 assumed exercises of
 stock options and
 warrants ..............      18.1       13.3       19.0       15.3
                          --------   --------   --------   --------
Weighted average shares
 of common stock and
 common stock
 equivalents outstanding
 during the period .....     283.2      279.1      283.8      281.9
                          ========   ========   ========   ========

Earnings per common
 share fully diluted ...  $    .51   $    .41   $   1.38   $   1.12
                          ========   ========   ========   ========
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